Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Proxy Statement constituting a part of this Registration Statement on Form S-1 of our report dated May 4, 2021 relating to the financial statements of CM Life Sciences, Inc. which is contained in that Proxy Statement, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
August 4, 2021